Exhibit 3.3

BYLAWS

OF

GLADSTONE HOLDING CORPORATION

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Corporation’s board of directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 3. Annual Meetings.

(a) Annual meetings of the Corporation’s stockholders (the “Stockholders”) to elect directors (the “Directors”) to the Board and for such other business as may be stated in the notice of the meeting, may be called by the Board or any officer instructed by the Board to call the meeting and shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine.

(b) At each annual meeting, the Stockholders entitled to vote shall elect Directors and they may transact such other corporate business as shall be stated in the notice of meeting.

Section 4. Special Meetings. Special meetings of Stockholders for any purpose other than the election of Directors may be held at such time and place,. within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings may be called by the Board or the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President, or the Secretary or by any officer instructed by the Board, the Chairman, or the Chef Executive Officer to call the meeting.

Section 5. Telephonic Meetings. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence in person at a meeting.

Section 6. Voting. Except as otherwise provided by applicable law or in the Corporation’s Certificate of Incorporation, as amended and then in effect (the “Certificate”), each Stockholder shall be entitled to one (1) vote for each share of stock entitled to vote (each a “Voting Share”) held by such Stockholder. Each Stockholder holding a Voting Share may vote either in person or by a written proxy executed by the person or his duly authorized agent and filed with the Secretary, but no proxy shall be valid or acted upon after three years from its date, unless the proxy provides for a longer period. Upon demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by a plurality of votes cast, except as otherwise provided by the Certificate or the laws of the State of Delaware.

Section 7. Voting List. A complete list of the Stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of, and the number of Voting Shares held by, each Stockholder shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

Section 8. Conduct of Meeting. Meetings of the Stockholders shall be presided over by one (1) of the following officers in the order of seniority, if present and acting: the Chairman, if any, the Vice-Chairman, if any, the Chief Executive Officer, the President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the Stockholders. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 9. Inspectors. The Board, in advance of any meeting, may, but need not, appoint one (1) or more Inspectors of Election to act at the meeting or any adjournment thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one (1) or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by person presiding thereat. Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of Voting Shares outstanding, the Voting Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote, with fairness to all Stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 10. Quorum. Except as otherwise required by applicable law, the Certificate or these Bylaws, the presence, in person or by proxy, of Stockholders holding a majority of the Voting Shares outstanding shall constitute a quorum at all meetings of the Stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of Voting Shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Gladstone Holding Corporation	2

Section 11. Notice or Waiver of Notice of Meetings. Written notice, stating the place, date, and time of the meeting, and the general nature of the business to be considered thereat, shall be given to each Stockholder holding Voting Shares at his address, as it appears in the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than such stated in the notice shall be transacted at any meeting without the unanimous consent of all the Stockholders entitled to vote thereat. Attendance of a Stockholder at a meeting of Stockholders shall constitute a waiver of notice of such meeting, except when the Stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A Stockholder may also waive notice by so stating in writing either before or after the meeting for which the notice was given.

Section 12. Action Without Meeting.

(a) Unless otherwise provided in the Certificate, any action required by statute to be taken at any annual or special meeting of the Stockholders, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of Voting Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding Voting Shares were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature of each Stockholder, who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of. the earliest dated consent delivered to the Corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of Stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders holding Voting Shares who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of Stockholders to take action were delivered to the Corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by Stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of Stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) A telegram, cablegram or other electronic transmission (collectively, “Electronic Transmission”) consenting to an action to be taken and transmitted by a Stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such Electronic Transmission sets forth or is delivered with information from which the Corporation can determine (i) that the Electronic Transmission was transmitted by the

Gladstone Holding Corporation	3

Stockholder or proxyholder or by a person or persons authorized to act for the Stockholder and (ii) the date on which such Stockholder or proxyholder or authorized person or persons transmitted such Electronic Transmission. The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by Electronic .Transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by Electronic Transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded if, to the extent and in the manner provided, by resolution of the Board of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 13. Number and Term. The authorized number of Directors shall be fixed by resolution of the Board from time to time, except that the number of Directors shall not be less than one (1). No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of lis term of office. A Director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. Each Director’s term of office shall begin immediately after his election and qualification.

Section 14. Resignations. Any Director may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. Unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

Section 15. Vacancies. Unless otherwise provided in the Certificate, if the office of any Director becomes vacant, the remaining Directors in office, though less than a quorum, by a majority vote, or the sole remaining Director, may appoint any qualified person to fill such vacancy, with such appointee holding office for the unexpired term and until his successor shall be duly chosen at an annual meeting. The Stockholders may at any time elect a Director to fill any vacancy not timely filled by the Directors.

Section 16. Removal. Subject to any limitations imposed by applicable law, any Director may be removed, either for or without cause, at any time by the affirmative vote of Stockholders holding a majority of all Voting Shares outstanding, either present in person or by proxy, at a special meeting of the Stockholders called for such purpose. Any vacancy thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of Stockholders holding a majority of all Voting Shares outstanding, either present in person or by proxy.

Gladstone Holding Corporation	4

Section 17. Powers. The Board shall exercise all of the powers of the Corporation except such as are by applicable law or by the Certificate or by these Bylaws conferred upon or reserved to the Stockholders

Section 18. Committees.

(a) The Board may, by resolution or resolutions adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified Director. No member of any such committee shall continue to be a member of it after he ceases to be a Director.

(b) Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; however, no such committee shall have the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or, amending the Bylaws of the Corporation; and, unless the resolution, Bylaws or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 19. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate, regular meetings of the Board may be held at any time or date and at any place which has been designated by the Board and publicized among all Directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board.

(b) Special Meetings. Unless otherwise restricted by the Certificate, special meetings of the Board may be held at any time and place whenever called by the Chairman, the Chief Executive Officer, or a majority of the Directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Gladstone Holding Corporation	5

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 20. Waiver of Notice. Any action taken at any meeting of the Board, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 21. Telephonic Meetings. Directors may participate in a meeting of such Board by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 22. Quorum. A majority of the Board, excluding vacancies, shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be adjourned.

Section 23. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board, including, if so approved, by resolution of the Board, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 24. Action Without Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 25. Rules. The Board may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with applicable law or these Bylaws.

Gladstone Holding Corporation	6

ARTICLE IV

OFFICERS

Section 26. Officers. The officers of the Corporation shall include, if and when designated by the Board, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer or Treasurer. The Board may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board.

Section 27. Other Officers and Agents. The Board may appoint such other officers and agents as it may deem advisable, including one or more Vice Presidents, each of whom shall hold their offices for such terms and to exercise such powers and perform such duties as shall be determined, from time to time, by the Board and as these Bylaws require.

Section 28. Chairman. The Chairman, if one is appointed by the Board, shall preside at all meetings of the Board and shall have and perform such other duties as, from time to time, may be assigned by the Board.

Section 29. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer or President of a Corporation. Except as the Board shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute bonds, mortgages and other contracts in behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 30. President. The President shall preside at all meetings of the Stockholders and at all meetings of the Board, unless a Chairman has been appointed and is present. Unless another officer has been elected Chef Executive Officer, the President shall be the interim chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 31. Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall:

(a) Have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.

(b) Deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

Gladstone Holding Corporation	7

(c) Disburse the funds of the Corporation, as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements.

(d) Render to the Chief Executive Officer and the Board at the regular meetings of the Board, or whenever they may request it, an account of all the transactions as Treasurer and of the financial condition of the Corporation.

(e) If required by the Board, give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

(f) Have such other powers and perform such other duties as may be prescribed by the Board.

Section 32. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by law or by these Bylaws and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or by the Directors or by the Stockholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Corporation and of the Directors in a book to be kept for that purpose and shall perform such other duties as may be assigned by the Directors or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the Chief Executive Officer, and attest the same.

Section 33. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be appointed and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors. Such Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Secretary, as the case may be.

ARTICLE V

MISCELLANEOUS

Section 34. Certificates of Stock. Certificates of stock evidencing fully-paid shares of the Corporation setting forth thereon any statements prescribed by the laws of the State of Delaware and by any other applicable law, signed by the Chairman or Vice-Chairman of the Board, if they be elected, the President or any Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each Stockholder certifying the number of shares owned by him. Any or all the signatures upon a certificate may be facsimiles.

Section 35. Lost or Destroyed Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

Gladstone Holding Corporation	8

Section 36. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 37. Stockholders Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purposes of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 38. Dividends. Subject to the provisions of the Certificate and the laws of the State of Delaware or any other applicable law, the Board may, from time to time, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem such dividends expedient. Before declaring any dividend, there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their discretion, deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the best interests of the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

Section 39. Fractional Shares or Scrip. The Corporation may, if authorized by the Board: issue fractions of a share or pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; arrange for disposition of fractional shares by the Stockholders; or issue scrip or warrants in registered or bearer form entitling the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. Each certificate representing scrip shall be conspicuously labeled “Scrip” and shall contain any information required by the laws of the State of Delaware or other applicable law. The holder of a fractional share is entitled to exercise the rights of a Stockholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon dissolution. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. Subject to the provisions of the laws of the State of Delaware, the Board may authorize the issuance of scrip subject to any conditions considered desirable.

Section 40. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Gladstone Holding Corporation	9

Section 41. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 42. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such officer or officers or agent or agents and in such manner as shall be determined, from time to time, by resolution of the Board

ARTICLE VI

INDEMNIFICATION

Section 43. Indemnification.

(a) Directors. The Corporation shall indemnify its Directors to the fullest extent not prohibited by the General Corporation Law of the State of Delaware (the “DGCL”) or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its Directors; and, provided, further, that the Corporation shall not be required to indemnify any Director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 43(d).

(b) Officers, Employees and Other Agents. The Corporation shall have power to indemnify its officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board shall determine.

(c) Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Gladstone Holding Corporation	10

(d) Enforcement. Without, the necessity of entering into an express contract, all rights to indemnification and advances to Directors under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the Director. Any right to indemnification or advances granted by this Bylaw to a Director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a Director to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the Director is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

(e) Nom-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate, Bylaws, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in lis official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each Director to the full extent under applicable law.

Gladstone Holding Corporation	11

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The tern “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or hand incurred in connection with any proceeding.

(3) The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

(4) References to a “Director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Bylaw.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered or repealed and new Bylaws may be made at (i) any annual meeting of the Stockholders or at any special meeting thereof (if notice of the proposed alteration or repeal of any Bylaw or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the outstanding Voting Shares or (ii) by the affirmative vote of a majority of the Board, at any regular or special meeting of the Board.

Gladstone Holding Corporation	12

CERTIFICATION

OF

BYLAWS

OF

GLADSTONE HOLDING CORPORATION

I, Terry L. Brubaker, certify that I am Secretary of Gladstone Holding Corporation, a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated: as of January 1, 2010.

/s/ Terry L. Brubaker
Terry L. Brubaker, Secretary